                                                                 EXHIBIT 4(g)(8)


                                                                  Execution Copy

                     FIFTH AMENDMENT TO SECURITY AGREEMENT


         This Fifth Amendment to Security Agreement ("Fifth Amendment") is dated as of June 30, 2004 by and between Credit Acceptance Corporation, a Michigan corporation ("Company"), the Subsidiaries of the Company from time to time parties hereto, including the undersigned Subsidiaries (collectively, with the Company, and either or any of them, the "Debtors" and individually, each a "Debtor") and Comerica Bank, a Michigan banking corporation ("Comerica"), as agent (in such capacity, the "Collateral Agent") for the benefit of the "Lenders" and the "Future Debt Holders" (each as referred to in the Security Agreement, defined below).



                                R E C I T A L S:

         A. Pursuant to the requirements of that certain Amended and Restated Credit Agreement dated as of June 11, 2001 (the "Original Credit Agreement"), the Senior Debt Documents and the Intercreditor Agreement (each as defined in the Security Agreement), Debtors executed and delivered to the Collateral Agent that certain Second Amended and Restated Security Agreement dated as of June 11, 2001.

         B. Debtors and the Collateral Agent entered into that certain First Amendment to Second Amended and Restated Security Agreement ("First Amendment") dated as of September 7, 2001 and that certain Second Amendment to Second Amended and Restated Security Agreement ("Second Amendment") dated as of June 10, 2002, that certain Third Amendment to Second Amended and Restated Security Agreement ("Third Amendment") dated as August 31, 2002, and that certain Release and Fourth Amendment to Security Agreement ("Fourth Amendment") dated as of June 9, 2004, in each case amending the Security Agreement referred to in Recital A on the terms set forth therein (such Security Agreement, as amended by the First Amendment, the Second Amendment, the Third Amendment and the Fourth Amendment, the "Security Agreement").

         C. Company and Debtors intend, concurrently with this Fifth Amendment, to complete the New Restructuring, and, in connection therewith, transfer certain partnership interests in CAC Scotland held by CAC (TCI) to CAC South Dakota.

         D. Debtors and the Collateral Agent, with the concurrence of the Banks (as defined in the Intercreditor Agreement), desire to further amend the Security Agreement as set forth below to reflect the completion of the New Restructuring.

         NOW THEREFORE, the parties agree as follows:

         1. Section 1.1 of the Security Agreement is amended by deleting the definitions of "Consent and Release" and "Stapled Stock Restructuring".

         2. Section 2.1(i) of the Security Agreement is hereby deleted and the following is inserted in its place:

         "(i) all shares of stock and other equity, partnership or membership interests constituting ownership interests (or evidence thereof) or other securities, of the Significant Domestic Subsidiaries of Debtor from time to time owned or acquired by such Debtor in any manner (including without limitation, as applicable, the Pledged Shares) and any certificates at any time evidencing the same, and all dividends, cash, instruments, rights and other property from time to time received, receivable or otherwise distributed or distributable in respect of or in exchange for any or all of such shares; and any monies and other property from time to time received, receivable or otherwise distributed or distributable in respect of or in exchange for CAC South Dakota's partnership interest in CAC Scotland to the extent such partnership interest has been pledged and assigned, for collateral purposes, to the Collateral Agent, for and on behalf of the Benefited Parties pursuant to that certain Assignation in Security by and among CAC South Dakota, the Collateral Agent, CAC International Holdings, L.L.C. and CAC Scotland (as amended from time to time, the "Assignation");"

         3. Subsection (iv) of the post-amble to Section 2.1 is hereby deleted and the following is inserted in its place:

         "(iv) any equity interests in Foreign Subsidiaries except to the extent described in Section 2.1(i) of the Security Agreement."

         4. Section 4.14(c) of the Security Agreement is hereby deleted and the following is inserted in its place:

                  "(c) The Collateral Agent shall establish, for the benefit of the Benefited Parties in the name of the Collateral Agent, a segregated non-interest bearing blocked account (the "Receiving Account") under which CAC South Dakota and the other Debtors shall have no withdrawal or other rights (whether or not a Default or Event of Default has occurred and is continuing), such account being subject to the security interest and lien established by this Agreement. All dividends, distributions and other sums paid (or payable) in respect of CAC South Dakota's partnership interest in CAC Scotland assigned, for collateral purposes, to the Collateral Agent, for and on behalf of the Benefited Parties pursuant to the Assignation, shall be received and held by Collateral Agent for the benefit of the Benefited Parties, and thereafter promptly deposited by Collateral Agent to the Receiving Account established under this clause (c). So long as no Default or Event of Default has occurred and is continuing, the Collateral Agent shall promptly transfer all such sums on deposit in the Receiving Account to another account, as specified from time to time in writing by CAC South Dakota. Upon the occurrence and during the continuance of any Default or Event of Default, all such sums on deposit in the Receiving Account shall be retained in the Receiving Account for disposition in accordance with this Agreement. Furthermore, CAC South Dakota shall cause all dividends, distributions and other sums paid (or payable) in respect of its partnership interest in CAC Scotland assigned for collateral purposes, to the Collateral Agent, for and on behalf of the Benefited Parties pursuant to the Assignation, to be paid directly by CAC Scotland to the


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

         Collateral Agent in accordance with the terms of the Assignation, and shall cause any such dividends, distributions or other sums received by any other Person, including without limitation any Debtor, to be promptly delivered and paid over to the Collateral Agent for disposition according to the terms hereof."

         5. Schedule D of the Security Agreement is hereby deleted from the Security Agreement and Annex 1 attached hereto is inserted in its place.

         6. Each undersigned Debtor hereby ratifies and reaffirms its obligations under the Security Agreement as amended as of the date hereof. Each reference in the Security Agreement to "this Agreement" or "the Agreement" shall be deemed to refer to the Security Agreement as amended by the First Amendment, the Second Amendment, the Third Amendment, the Fourth Amendment and this Fifth Amendment, and each further amendment which may be executed and delivered from time to time.

         7. Unless otherwise defined to the contrary herein, all capitalized terms used in this Fifth Amendment shall have the meaning set forth in that certain Third Amended and Restated Credit Agreement dated as of June 9, 2004 (as the same may be further amended, restated or otherwise modified from time to time, the "Credit Agreement").

         8. This Fifth Amendment shall be construed in accordance with and governed by the laws of the State of Michigan.

         9. This Fifth Amendment may be executed in counterparts in accordance with Section 13.10 of the Credit Agreement.

         10. Except as expressly modified hereby, all the terms and conditions of the Security Agreement shall remain in full force and effect, and except as expressly set forth herein, nothing set forth in this Fifth Amendment shall constitute a waiver or release of any term or condition of the Security Agreement or any of the Collateral Agent's rights and remedies provided thereunder or as otherwise provided by law.



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

         IN WITNESS WHEREOF, the parties hereto have duly executed this Fifth Amendment as of the day and year first written above.

                                           DEBTORS:

                                           CREDIT ACCEPTANCE CORPORATION



                                           By:
                                               ---------------------------------
                                           Name:
                                                 -------------------------------
                                           Title:
                                                  ------------------------------
                                           Address for Notices:
                                           Credit Acceptance Corporation
                                           25505 W. 12 Mile Road, Suite 3000
                                           Southfield, Michigan 48034
                                           Fax No.: 248-827-8542
                                           Telephone No.: 248-353-2700
                                           Attention: Douglas Busk


                                           AUTO FUNDING AMERICA OF NEVADA INC.
                                           BUYERS VEHICLE PROTECTION PLAN, INC.
                                           CAC LEASING, INC.
                                           VEHICLE REMARKETING SERVICES, INC.
                                           CREDIT ACCEPTANCE CORPORATION OF
                                            NEVADA, INC.
                                           CREDIT ACCEPTANCE CORPORATION OF
                                            SOUTH DAKOTA, INC.



                                           By:
                                               ---------------------------------
                                           Name:
                                                 -------------------------------
                                           Title:
                                                  ------------------------------
                                           Address for Notices:
                                           c/o Credit Acceptance Corporation
                                           25505 W. 12 Mile Road, Suite 3000
                                           Southfield, Michigan 48034
                                           Fax No.: 248-827-8542
                                           Telephone No.: 248-353-2700
                                           Attention: Douglas Busk





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

                                           CAC REINSURANCE, LTD



                                           By:
                                               ---------------------------------
                                           Name:
                                                 -------------------------------
                                           Title:
                                                  ------------------------------
                                           Address for Notices:
                                           c/o Credit Acceptance Corporation
                                           25505 W. 12 Mile Road, Suite 3000
                                           Southfield, Michigan 48034
                                           Fax No.: 248-827-8542
                                           Telephone No.: 248-353-2700
                                           Attention: Douglas Busk



                                           CAC (TCI), LTD.



                                           By:
                                               ---------------------------------
                                           Name:
                                                 -------------------------------
                                           Title:
                                                  ------------------------------
                                           Address for Notices:
                                           c/o Credit Acceptance Corporation
                                           25505 W. 12 Mile Road, Suite 3000
                                           Southfield, Michigan 48034
                                           Fax No.: 248-827-8542
                                           Telephone No.: 248-353-2700
                                           Attention: Douglas Busk

                                           COLLATERAL AGENT:

                                           COMERICA BANK as Collateral Agent



                                           By:
                                               ---------------------------------
                                           Name:
                                                 -------------------------------
                                           Title:
                                                  ------------------------------
                                           Address for Notices:
                                           Metropolitan Loans F
                                           One Detroit Center, 5th Floor
                                           500 Woodward Avenue
                                           Detroit, Michigan 48226
                                           Fax No.: 313/222-5636
                                           Telephone No.: 313/222-0236
                                           Attention: Harve C. Light

                                     Annex 1

                                   SCHEDULE D

                                       TO

                               SECURITY AGREEMENT

                                 Pledged Shares


                                                                           Pledged Shares as %
                                                                           of Total Shares       Total Shares
                                            Certificate   No. of Pledged   Issued and            Issued and
Issuer                        Owner         No.           Shares           Outstanding           Outstanding
------                        -----         -----------   --------------   ------------------    ------------
Auto Funding America of       Company         1           1,000            100%                  1,000
Nevada, Inc.
Buyers Vehicle Protection     Company         1           1,000            100%                  1,000
Plan, Inc.
CAC Leasing, Inc.             Company         1           1,000            100%                  1,000
Vehicle Remarketing           Company         1           10               100%                  10
Services, Inc.
Credit Acceptance             Company         1           1,000            100%                  1,000
Corporation of Nevada, Inc.
Credit Acceptance             Company         2           4,500            90%                   5,000
Corporation of South
Dakota, Inc.
Credit Acceptance             CAC             3           500              10%                   5,000
Corporation of South          Reinsurance
Dakota, Inc.
CAC (TCI) Limited             Company         1,2         4,500            90%                   5,000
CAC (TCI) Limited             CAC             3           500              10%                   5,000
                              Reinsurance
The entire Non-Specified
Interest of Company in the
Titling Subsidiary,
evidenced by Certificate
No. 1 under the Titling
Subsidiary Agreements





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